Exhibit 10.1

ZOETIS INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
1.Purpose. The purpose of the Zoetis Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to enable non-employee directors of Zoetis Inc. (the “Company”) to defer the receipt of certain compensation earned in their capacity as non-employee directors of the Company. The Plan is an unfunded deferred compensation plan that is intended to (a) comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”) and shall be interpreted accordingly and (b) be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan shall be effective as of February 1, 2013.
2.Eligibility. Directors of the Company who are not also employees of the Company, its parent or any of its subsidiaries (“Directors”) are eligible to participate in the Plan, subject to their election to defer eligible compensation as required hereunder.
3.Administration. The Plan shall be administered by the Zoetis Inc. Board of Directors (the “Board”). The Board shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. The Board may delegate some or all of its powers and responsibilities under the Plan to one or more officers of the Company, in which case references herein to the “Board” will also be deemed to refer to such delegated officer(s); provided, however, that any such delegation shall be limited to administrative or ministerial matters and shall not extend to Plan design changes. Determinations made by the Board with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries and/or representatives.
4.Deferral of Fees. Subject to such rules and procedures that the Board may establish from time to time and subject to any determinations of the Company to pay compensation to Directors from time to time, Directors may elect to defer under the Plan all or a portion of their annual cash retainer fees and annual committee chair cash retainer fees (such cash compensation, collectively, the “Director Retainer Fees”).
(i)Current Directors. A Director who is serving on the Board on the date this Plan becomes effective may elect to become a participant in the Plan by electing, within 30 days of the effective date of this Plan, to defer his or her Director Retainer Fees.
(ii)New Directors or Committee Chairs. Each individual who first becomes a Director or the chair of a committee of the Board on or after the date this Plan becomes effective may elect to become a participant in the Plan by electing, within 30 days of the effective date of his or her appointment or election to the Board or as a chair of any committee of the Board, to make deferrals under the Plan with respect to the Director Retainer Fees in connection with such appointment or election.
(iii)Effect of Election. An election under this Section 4 shall be effective only with respect to Director Retainer Fees earned after the effective date of the election. A Director may elect to become a participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent plan year by electing, no later than December 31 of the immediately preceding plan year, to make deferrals under the Plan. Once a Director has elected to defer any portion of the Director’s Retainer Fees, the election may not be revoked and shall continue in effect for the remainder of the Director’s service as a member of the Board; provided, however, that a Director may, no later than 10 days prior to the beginning of any calendar year, revoke his or her deferral election with respect to the entirety of such calendar year.
5.Investment of Deferred Director Retainer Fees. The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan. A cash amount shall be credited to each such Director’s account as of each date on which amounts deferred under the Plan would otherwise have been paid to such Director. The Board may, in its discretion, offer Directors a choice among various investment alternatives in which Directors may elect to invest their deferred Director Retainer Fees pursuant to such rules and procedures as the Board shall determine in its discretion. The Director’s account balance, including any investment gains or losses credited to the account, shall become payable as set forth in Section 7.
6.Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution or with the consent of the Board.
7.Payment of Accounts. Each Director (or his or her beneficiary) shall have the election to receive his or her deferred Director Retainer Fees as either (a) a lump sum cash payment within 30 business days following the termination of the Director’s service as a member of the Board (the “Termination Date”) or (b) equal annual installments for a period of between 2 and 15 years (at the Director’s election) to be paid in January of each year, commencing with January of the year following the year in which the Termination Date occurs. Notwithstanding the foregoing, to the extent required to avoid additional tax under Section 409A, no such payment of the Director’s deferred Director Retainer Fees will be made until the Director has had a “separation from service” (as defined in Treasury Regulation 1.409A-1(h)) and, if the Director is a “specified employee” (as defined in Treasury Regulation 1.409A-1(i)) at the time of such separation from service, no payment will be made to the Director until the earlier of the first day of the 7th month after the Director’s separation from service or the date of his or her death and, on such date, the Director will receive all payments that would have been paid during such period in a single lump sum.
8.Death. A Director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made following the Director’s death.  At any time, and from time to time, the identity of such beneficiary designation may be changed or canceled by the Director without the consent of any beneficiary.  Any such beneficiary designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary.  If a Director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal amounts unless the Director has designated otherwise.  If no beneficiary has been named by the Director, or the designated beneficiaries have predeceased him or her, the Director’s beneficiary shall be determined pursuant to the Director’s will or, if there is no valid will, the executor or administrator of the director’s estate. In the event of the Director’s death, all of his or her unpaid deferred Director Retainer Fees, if any, shall be paid in a single lump sum cash payment as soon as practicable following the Director’s death to his or her beneficiary or beneficiaries or to the Director’s estate if no such beneficiary exists.
9.Section 409A. It is the intent of this Plan that all payments hereunder comply with the requirements of Section 409A so that none of the payments to be provided under this Plan will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. For purposes of Section 409A, each payment to be made pursuant to the Plan is designated as a separate payment. The Company and each Director will work together in good faith to consider amendments to the Plan or revisions to the Plan with respect to the deferral and payment of any Director Retainer Fees that are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Director under Section 409A. In no event will the Company reimburse a Director for any taxes or other penalties that may be imposed on the Director as a result of Section 409A.
10.Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan for purposes of ERISA. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Director Retainer Fees credited to such Director’s account under the Plan.
11.Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.
12.Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.
13.Termination and Amendment of the Plan. The Board may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director. The Board may amend the Plan at any time and from time to time; provided, however, that no such amendment shall materially and adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.

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